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                                                                     EXHIBIT 2.4



FRONT

Temporary Certificate Exchangeable for Definitive Certificate When Ready for Delivery

PREFERRED STOCK    PREFERRED STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

OMEGA HEALTHCARE INVESTORS, INC.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER AS MORE FULLY DESCRIBED ON THE REVERSE SIDE HEREOF.

CUSIP 681936 30 8

This certifies that      is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE 8.625% SERIES B CUMULATIVE PREFERRED STOCK, LIQUIDATION PREFERENCE $25.00 PER SHARE OF
OMEGA HEALTHCARE INVESTORS, INC.

(the Corporation), transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Articles of Incorporation and Articles Supplementary (the Charter), and its Bylaws, to all of which the holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
In witness whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers.

SECRETARY     PRESIDENT

COUNTERSIGNED AND REGISTERED:
FIRST CHICAGO TRUST COMPANY
OF NEW YORK
TRANSFER AGENT AND REGISTRAR,

BY

AUTHORIZED SIGNATURE

BACK

OMEGA HEALTHCARE INVESTORS, INC.

The Corporation has the authority to issue Preferred Stock. The Corporation will furnish to any stockholder on request and without charge a full statement of the preferences, conversion and other rights, voting powers, limitations as to dividends, qualifications, terms and conditions of redemption of the stock of each Class the Corporation is authorized to issue. The Preferred Stock is subject to redemption by the Corporation on and after July 1, 2003.
The transfer of these shares to any person who would thereby hold beneficial interest of more than 9.9% of the value of the outstanding capital stock of the Corporation may be prohibited or void or subject to other transfer restrictions


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or redemption rights as set forth in the Charter. The Corporation will furnish information concerning such restrictions to any stockholder on request and without charge.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


       TEN COM       as tenants in common
       TEN ENT       as tenants by the entireties
       JT TEN        as joint tenants with right of
                     survivorship and not as tenants
                     in common




     UNIF GIFT MIN ACT ......................... Custodian
 .........................            (Cust)

(Minor)
                        under Uniform Gifts to Minors
                        Act
 ..............................................................
                                                       (State)
     UNIF TRF MIN ACT   ................. Custodian (until age
 ................)

                             (Cust)
                        ............................ under Uniform Transfers
                                (Minor)
                        to Minors Act
 ..............................................
                                                       (State)

Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED,
hereby sell, assign and transfer unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE


(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated


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X
X
NOTICE:


THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed


By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.